EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of American Fire Retardant Corp.
Santee, California



We hereby consent to the inclusion by reference of our audit report dated April 5, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of American Fire Retardant Corp. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.


HJ Associates & Consultants, LLP
Salt Lake City, Utah
July 6, 2004



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